As filed with the Securities and Exchange Commission on August 1, 1997


                                                Registration No. 333-




SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

                                       FORM S-8

                                REGISTRATION STATEMENT

                                         UNDER

                              THE SECURITIES ACT OF 1933


                                 McKESSON CORPORATION
                (Exact name of registrant as specified in its charter)


Delaware                                              94-3207296
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


One Post Street
San Francisco, California                             94104
(Address of Principal Executive Offices)              (Zip Code)


                        McKesson Corporation 1994 Stock Option
                               and Restricted Stock Plan
                                 (Full Title of Plan)


Nancy A. Miller                                       Ivan D. Meyerson
Vice President and                                    Vice President and
Corporate Secretary                                   General Counsel
One Post Street                                       One Post Street
San Francisco, CA 94104                               San Francisco, CA 94104
(Name and address of agents for service)

                                    (415) 983-8300
(Telephone number, including area code, of agents for service)



The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                    CALCULATION OF REGISTRATION FEE


                               Proposed         Proposed
Title of                  Maximum               Maximum
Securities     Amount to  Offering              Aggregate         Amount of
to be          be Regis-  Price                 Offering          Registra-
Registered     tered      Per Share(1)          Price(1)          tion Fee
----------------------------------------------------------------
Common Stock
par value $.01
per share         750,000     $84.75            $63,562,500       $19,261.36

Rights to
purchase
Preferred
Stock (2)         750,000     N/A               N/A               N/A

Total
Registration
Fee               N/A         N/A               N/A               $19,261.36


-------------

(1) In accordance with Rule 457, calculated on the basis of the average of the high and low prices of the Company's Common
      Stock as reported on the New York Stock Exchange on July 28, 1997.

(2)   Associated with the Common Stock are Rights to purchase
      Series A Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

-----------
















INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8


General Instruction E Information

      This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

      The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 21, 1994 (File
No. 33-86536), and February 18, 1997 (File No. 333-21931), are
hereby incorporated by reference.

Incorporation of Certain Documents by Reference.

      The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

      (a)   Annual Report on Form 10-K for the fiscal year ended
March 31, 1997.

      (b) Current Reports on Form 8-K dated November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A, filed on January 21,
1997 as further amended by Amendment No. 2 on Form 8-K/A, filed on April 28, 1997), April 7, 1997, June 13, 1997 and June 24,
1997.

      (c) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 10 (File No. 1-13252) and the Rights Agreement dated as of September 14, 1994 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form 10.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.





                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 1st day of August 1997.

                                   McKESSON CORPORATION
                                          (Registrant)




                                   By:  Nancy A. Miller
                                   Vice President and Secretary




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of August, 1997.


Signature                     Title
---------                     -----


*
-----------------
Mark A. Pulido                President,
                              Chief Executive Officer and Director
                              (Principal Executive Officer)


*
-----------------
Alan J. Seelenfreund          Chairman of the Board and Director


*
-----------------
Richard H. Hawkins            Vice President and
                              Chief Financial Officer
                              (Principal Financial Officer)




*
-----------------
Heidi E. Yodowitz             Controller
                              (Principal Accounting Officer)


*
-----------------
Mary G.F. Bitterman           Director



*
-----------------
Tully M. Friedman             Director


*
-----------------
David S. Pottruck             Director


*
----------------
John M. Pietruski             Director


*
----------------
Carl E. Reichardt             Director


*
----------------
Jane E. Shaw                  Director


*
----------------
Robert H. Waterman, Jr.       Director



*By: Nancy A. Miller
      ---------------
     (Attorney-in-Fact)

                               INDEX TO EXHIBITS



Exhibit
 No.                    Description
----------------------------------------------------------------

 4.1        Rights Agreement dated as of September 14,
            1994 between the Registrant and First
            Chicago Trust Company of New York, as Rights
            Agent, filed as Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form 10 and incorporated herein by reference.

 5.1 Opinion of Ivan D. Meyerson, Vice President and General Counsel of the Registrant regarding the legality of the securities being offered.

23.1        Consent of Ivan D. Meyerson, Vice President and
            General Counsel of the Registrant regarding the legality of the securities being offered.
            (Included in Exhibit 5.1)

23.2        Independent Auditors' Consent.

24.1 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.

                                                EXHIBITS 5.1 and 23.1



                                          August 1, 1997



McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, CA  94104



      I am General Counsel of McKesson Corporation, a Delaware corporation (the "Company"). In that capacity I have reviewed the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 with respect to 750,000 shares of the Company's Common stock, par value $0.01 per share, issuable pursuant to the McKesson Corporation 1994 Stock Option and Restricted Stock Plan (the "Plan"). As General Counsel, I am familiar with the Company's Restated Certificate of Incorporation and its Restated By-Laws, as amended to date. I have also examined such other documents, corporate records and instruments as I have deemed necessary or appropriate for the purpose of this opinion.

      Based upon the foregoing, I am of the opinion that such shares of Common Stock of the Company, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the
Registration Statement.

                                          Very truly yours,




                                          /s/Ivan D. Meyerson
                                          Ivan D. Meyerson
                                          Vice President and
                                          General Counsel






                                                EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of McKesson Corporation on Form S-8 of our reports dated May 16, 1997, incorporated by reference, and appearing in, the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 1997.





/s/DELOITTE & TOUCHE LLP
San Francisco, California
August 1, 1997
                                                EXHIBIT 24.1



                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

          WHEREAS, McKesson Corporation, a Delaware Corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments), with respect to shares of Common Stock, $0.01 par value, of the Company to be issued by the Company pursuant to the McKesson Corporation 1994 Stock Option and Restricted Stock Plan; and

          WHEREAS, the undersigned is an officer or director, or both, of the Company.

           NOW, THEREFORE, the undersigned hereby constitutes and appoints Nancy A. Miller and Ivan D. Meyerson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement and any and all amendments (including post-effective amendments) thereto and other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 1st day of August, 1997.



/s/Mark A. Pulido



/s/Alan J. Seelenfreund






/s/Richard H. Hawkins



/s/Heidi S. Yodowitz



/s/Mary G.F. Bitterman



/s/Tully M. Friedman



/s/John M. Pietruski



/s/David S. Pottruck



/s/Carl E. Reichardt



/s/Jane E. Shaw



/s/Robert H. Waterman, Jr.